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                                                                          FINOVA

                      AMENDED AND RESTATED TERM LOAN A NOTE

$2,608,254
FEBRUARY 25, 1999

FOR VALUE RECEIVED, USA DETERGENTS, INC., a Delaware corporation, BIG CLOUD POWDER CORPORATION, a Delaware corporation, CHICAGO MANAGEMENT POWDER CORP., a Delaware corporation and CHICAGO CONTRACT POWDER CORPORATION, an Illinois corporation, (individually and collectively, the "BORROWER"), promises, jointly and severally, to pay to the order of FINOVA CAPITAL CORPORATION, a Delaware corporation ("PAYEE"), at its offices at 355 South Grand Avenue, Suite 2400, Los Angeles, California, 90071, or at such other place or places as Payee may from time to time designate in writing; the principal sum of TWO MILLION SIX HUNDRED EIGHT THOUSAND TWO HUNDRED FIFTY-FOUR DOLLARS ($2,608,254), payable in equal monthly installments of principal in the amount of THIRTY-THREE THOUSAND SIXTEEN DOLLARS ($33,016), together with accrued interest on the unpaid principal thereof, due on the first day of each month. The principal outstanding under this Note, and all of the Amended and Restated Term Loan A Notes issued on the date hereof to the other Lenders (collectively, the "NEW NOTES"), have been amortized, commencing on AUGUST 14, 1998 and shall hereafter continue to be amortized, over a SEVEN (7) year period on a straight-line basis (based upon an aggregate original principal balance of $6,400,000), as set forth in the Loan Agreement (as defined below). The next payment hereunder (after the date hereof) is due on MARCH 1, 1999 and additional payments shall be made on the first day of each calendar month thereafter through and including SEPTEMBER 1, 2003. All Obligations in connection with this Note shall, if not earlier paid in full, be due and payable on SEPTEMBER 1, 2003.


Notwithstanding anything herein to the contrary, in the event that certain Amended and Restated Loan and Security Agreement, of even date herewith (the "LOAN AGREEMENT"), by and between Borrower, the Lenders (as defined below) and Payee, as contractual representative ("AGENT"), for itself and certain other institutions from time to time parties thereto as lenders (collectively, the "LENDERS") is terminated by Borrower, by the Lenders or by any other person at any time for any reason whatsoever, then the entire unpaid principal balance of this Note, together with all accrued and unpaid interest hereon, shall become immediately due and payable in full on the effective date of such termination, without presentment, notice or demand of any kind. To the extent provided in the Loan Agreement, a prepayment and/or termination fee may be due and payable upon prepayment or termination of this Note. For administrative purposes, all payments due hereunder will be paid directly to the Agent, unless Payee otherwise notifies the Borrower.

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To the extent provided in the Loan Agreement, additional principal payments may be required under this Note, out of Borrower's Excess Cash Flow, as described in the Schedule to the Loan Agreement.


This Note is issued pursuant to the Loan Agreement and is entitled to the benefit and security of the Loan Agreement and all of the documents, instruments and certificates issued and delivered in connection therewith. All of the terms, covenants and conditions of the Loan Agreement and the other Loan Documents are hereby made a part of this Note and are deemed incorporated herein in full. This
Note is secured by the Collateral described in the Loan Agreement. In the event of any inconsistency between this Note and the Loan Agreement, the Loan Agreement shall control. Capitalized terms which are not defined herein shall have the meanings set forth in the Loan Agreement.


Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed and shall be paid on the daily outstanding balance of the Term Loan A outstanding under the Loan Agreement; at the rate of NINE AND THIRTY THREE HUNDREDTHS PERCENT (9.33%) per annum; provided, however, upon the occurrence and during the continuance of an Event of Default (as defined in the Loan Agreement), interest shall accrue on the outstanding principal balance of this Note at a default rate (the "DEFAULT RATE") per annum which is TWO (2) percentage points in excess of the rate which would otherwise be applicable thereto and shall be payable on demand.


It is the intent of the parties to comply with the usury law of the State of Arizona (the "APPLICABLE USURY LAW"). Accordingly, it is agreed that notwithstanding any provisions to the contrary in this Note, or in any of the documents securing payment hereof or otherwise relating hereto, in no event shall this Note or such documents require the payment or permit the collection of interest in excess of the maximum contract rate permitted by the Applicable Usury Law, as provided in Section 2.9 of the Loan Agreement.


Borrower warrants and represents to Payee that Borrower will use the loans and advances represented by this Note solely for business purposes, and consistent with all applicable laws and statutes.


The occurrence of any Event of Default set forth in Section 7.1 of the Loan Agreement shall constitute an "EVENT OF DEFAULT" under this Note.



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Upon the occurrence of any Event of Default hereunder, (a) the entire unpaid amount of all of the Obligations may, in accordance with Section 7.1 of the Loan Agreement, become immediately due and payable without demand, notice or legal process of any kind; (b) Payee and Agent may, at their option, without demand, notice or legal process of any kind, exercise any and all rights and remedies granted to them, respectively, by the Loan Agreement, the Loan Documents or by any other agreement now or hereafter existing between Lenders and/or the Agent and Borrower or between Lenders and/or the Agent and any guarantor of part or all of Borrower's Obligations; and (c) Agent may at its option exercise from time to time any other rights and remedies available to it under the Uniform Commercial Code or other law of the State of Arizona.


The remedies of Agent and Payee as provided herein and in the Loan Agreement shall be cumulative and concurrent, and may be pursued singularly, successively, or together, at the sole discretion of the Agent or the Lenders as provided in the Loan Agreement. No act of omission or commission of Agent or the Lenders, including specifically any delay or failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Agent or Lenders, as applicable, and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event.


Borrower waives presentment, demand and protest, notice of protest, notice of presentment and all other notices and demands in connection with the enforcement of Agent's and Payee's rights hereunder, except as specifically provided and called for by this Note, and hereby consents to, and waives notice of, the release, addition, or substitution, with or without consideration, of any collateral or of any person liable for payment of this Note. Any delay or failure of Payee or Agent to exercise any right available hereunder or otherwise shall not be construed as a waiver of the right to exercise the same or as a waiver of any other right at any other time.


Borrower hereby agrees to pay all costs of collection, foreclosure fees, attorneys' fees and expert witness fees incurred by the holder of this Note, whether or not suit is filed hereon, and all of the fees, costs and expenses provided in the Loan Agreement.


Payee may at any time transfer this Note in accordance with the Loan Agreement, and Payee's rights in any or all Collateral securing this Note, and Payee thereafter shall be


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relieved from all liability with respect to such Collateral arising after the date of such transfer.

This Note shall be binding upon Borrower and its legal representatives, successors and assigns. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Note shall be prohibited by, or be invalid under such law, such provision shall be severable, and shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Note.


THIS NOTE SHALL BE INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE CONFLICT OF LAWS RULES) OF THE STATE OF ARIZONA GOVERNING CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF MARICOPA IN THE STATE OF ARIZONA OR, AT THE SOLE OPTION OF PAYEE, IN ANY OTHER COURT IN WHICH PAYEE SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. BORROWER WAIVES ANY OBJECTION OF FORUM NONCONVENIENS AND VENUE. BORROWER FURTHER WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY MESSENGER, CERTIFIED MAIL OR REGISTERED MAIL DIRECTED TO BORROWER AT THE ADDRESS SET FORTH BELOW AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT OR UPON THE DATE THAT THE SAME SHALL HAVE BEEN POSTED TO BORROWER'S ADDRESS. BORROWER FURTHER WAIVES ANY RIGHT IT MAY OTHERWISE HAVE TO COLLATERALLY ATTACK ANY JUDGMENT ENTERED AGAINST IT. EACH OF PAYEE AND BORROWER IRREVOCABLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION ARISING UNDER OR IN CONNECTION WITH THIS NOTE.

         This Note, together with all other New Notes, is issued to Payee in replacement of and substitution for, but not in payment of, those certain Term Loan A Notes (collectively the "PRIOR NOTES"), dated AUGUST 14, 1998, in the original aggregate principal amount of $6,400,000, executed by Borrower in favor of the Lenders under the Prior Agreements and the New Notes do not and shall not be deemed to constitute a novation of the Prior Notes. All outstanding indebtedness, including, without limitation, principal and interest, under the Prior Notes as of the date hereof, is hereby deemed indebtedness evidenced by the New Notes and such Prior Notes shall be of no further force and effect upon the execution of the New Notes.


                            [SIGNATURE PAGE FOLLOWS]


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              AMENDED AND RESTATED TERM LOAN A NOTE SIGNATURE PAGE

                                     FINOVA


BORROWER:

USA DETERGENTS, INC.,
         a Delaware corporation,
BIG CLOUD POWDER CORPORATION,
         a Delaware corporation;
CHICAGO MANAGEMENT POWDER CORP.,
         a Delaware corporation; and
CHICAGO CONTRACT POWDER CORPORATION,
         an Illinois corporation.


By:  /s/ Uri Evan
     --------------------------------------
     Uri Evan, as the President and Chief Executive
     Officer of, and intending to legally bind, each
     of the above corporations